EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the New York Stock Exchange.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
5/13/2014	Purchase	$ 13.9641	1	28906
5/14/2014	Purchase	$ 13.9391	2	22319
5/15/2014	Purchase	$ 13.8381	3	36423
5/16/2014	Purchase	$ 13.8174	4	53400
5/19/2014	Purchase	$ 13.8360	5	19807
5/20/2014	Purchase	$ 13.7564	6	23468
5/21/2014	Purchase	$ 13.7308	7	19400
5/22/2014	Purchase	$ 13.8243	8	26895
5/23/2014	Purchase	$ 13.9552	9	26098
5/27/2014	Purchase	$ 13.9380	10	19478
5/28/2014	Purchase	$ 13.8622	11	11063
6/2/2014	Purchase	$ 12.6236	12	26205
6/3/2014	Purchase	$ 12.5272	13	32723
6/4/2014	Purchase	$ 12.3756	14	27000
6/30/2014	Purchase	$ 10.8717	15	45332
7/1/2014	Purchase	$ 10.8120	16	46857
7/2/2014	Purchase	$ 10.6039	17	46813
7/3/2014	Purchase	$ 10.4907	18	13964
7/7/2014	Purchase	$ 10.1438	19	49600
7/8/2014	Purchase	$ 9.7972	20	63800
7/9/2014	Purchase	$ 9.6627	21	38121
7/10/2014	Purchase	$ 9.5068	22	41813

1 This transaction was executed in multiple trades at prices ranging from $13.83 – 14.00.
2 This transaction was executed in multiple trades at prices ranging from $13.86 – 14.00.
3 This transaction was executed in multiple trades at prices ranging from $13.77 – 13.97.
4 This transaction was executed in multiple trades at prices ranging from $13.72 – 14.00.
5 This transaction was executed in multiple trades at prices ranging from $13.73 – 13.95.
6 This transaction was executed in multiple trades at prices ranging from $13.67 – 13.80.
7 This transaction was executed in multiple trades at prices ranging from $13.58 – 13.82.
8 This transaction was executed in multiple trades at prices ranging from $13.72 – 13.90.
9 This transaction was executed in multiple trades at prices ranging from $13.76 – 14.00.
10 This transaction was executed in multiple trades at prices ranging from $13.82 – 14.00.
11 This transaction was executed in multiple trades at prices ranging from $13.70 – 14.00.
12 This transaction was executed in multiple trades at prices ranging from $12.60 – 12.67.
13 This transaction was executed in multiple trades at prices ranging from $12.35 – 12.61.
14 This transaction was executed in multiple trades at prices ranging from $12.34 – 12.48.
15 This transaction was executed in multiple trades at prices ranging from $10.53 – 10.97.
16 This transaction was executed in multiple trades at prices ranging from $10.75 – 11.00.
17 This transaction was executed in multiple trades at prices ranging from $10.53 – 10.71.
18 This transaction was executed in multiple trades at prices ranging from $10.43 – 10.56.
19 This transaction was executed in multiple trades at prices ranging from $10.02 – 10.37.
20 This transaction was executed in multiple trades at prices ranging from $9.52 – 9.88.
21 This transaction was executed in multiple trades at prices ranging from $9.52 – 9.70.
22 This transaction was executed in multiple trades at prices ranging from $9.35 – 9.55.